SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(date of earliest event reported)
July 10, 2002

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	not applicable

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Dixie Road, Suite 100, Brampton, Ontario, Canada	L6T 5P6

(address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (905) 863-0000.

Item 5.	Other Events

On July 10, 2002, the Registrant issued a press release in response to an announcement that Standard & Poor’s will be replacing the seven non-U.S. companies, including the Registrant, currently in the S&P 500 index with seven U.S. corporations. The Registrant will also be replaced in the S&P 100 index. These changes are expected to be effective as of the close of trading on July 19, 2002.

A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated in its entirety by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

99.1 Press Release dated July 10, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION

By:	/s/ Deborah J. Noble Deborah J. Noble Corporate Secretary

By:	/s/ Blair F. Morrison Blair F. Morrison Assistant Secretary

Dated: July 11, 2002

EXHIBIT INDEX

99.1	Press Release dated July 10, 2002